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                                                                   EXHIBIT 10.WW


                            INDEMNIFICATION AGREEMENT


         This Indemnification Agreement (this "Agreement") is made and delivered this _____ day of _____________, _____, (the "Effective Date") by El Paso Corporation (the "Company"), to and for the benefit of _______________ ("Participant").

                                    RECITALS

         WHEREAS, in order to induce Participant to continue as an officer of the Company (an "Officer") and/or in the capacity of a fiduciary under certain of the Company's employee benefit plans (a "Fiduciary"), the Company is executing and delivering to Participant this Indemnification Agreement.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby agrees as follows:

SECTION 1. RIGHT TO INDEMNIFICATION

         If Participant is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was an Officer and/or Fiduciary or, while an Officer and/or Fiduciary, is or was serving as an officer, director, employee or agent of any subsidiary of the Company (or otherwise is or was serving at the request of the Company including service with respect to any employee benefit plan), whether the basis of such proceeding is alleged action in an official capacity as an Officer or Fiduciary or in any other capacity while serving as an Officer and/or Fiduciary, he shall be indemnified and held harmless by the Company to the full extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by him in connection therewith and such indemnification shall continue after Participant has ceased to be an Officer and/or a Fiduciary and shall inure to the benefit of Participant's heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Agreement with respect to proceedings seeking to enforce rights to indemnification or to advancement of expenses, the Company shall be required to indemnify Participant in connection with a proceeding (or part thereof) initiated by Participant only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company (the "Board"). The right to indemnification conferred in this Agreement shall include the right to be

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paid by the corporation the reasonable expenses (including attorneys' fees)
incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); further provided, however, that, if the General Corporation Law of the State of Delaware requires, an advancement of expenses incurred by Participant in his capacity as an Officer and/or a Fiduciary (and not in any other capacity in which service was or is rendered by Participant while an Officer and/or a Fiduciary, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, if permitted by Federal Law, by or on behalf of Participant, to repay all amounts so advanced if it shall ultimately be determined that he is not entitled to be indemnified under this Agreement, or otherwise, and provided further that except as provided in Section 2 of this Agreement with respect to proceedings seeking to enforce rights to indemnification or an advancement of expenses, the Company shall be required to advance expenses to Participant in connection with a proceeding initiated by him only if such proceeding was authorized by the Board.

SECTION 2. RIGHT TO BRING SUIT

         If a claim under Section 1 of this Agreement is not paid in full by the Company (following the final disposition of the proceeding) within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case final disposition of the proceeding is not required and the applicable period shall be twenty (20) days, Participant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in material part, Participant shall be entitled to be paid the expense of prosecuting such suit. Participant shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that Participant is not so entitled. Neither the failure of the Company (including its Board, independent legal counsel, or its stockholders), to have made a determination prior to the commencement of such suit that indemnification of Participant is proper in the circumstances, nor an actual determination by the Company (including its Board, independent legal counsel or its stockholders) that Participant is not entitled to indemnification, shall be a defense to the suit or create a presumption that Participant is not so entitled.

SECTION 3. NONEXCLUSIVITY OF RIGHTS

         The rights to indemnification and to the advancement of expenses conferred in this Agreement are in addition to and shall not be exclusive of any other right Participant may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation of the Company or its By-laws, or under any other plan, program, arrangement, agreement, vote of stockholders or disinterested Directors or otherwise.


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SECTION 4. INSURANCE, CONTRACTS AND FUNDING

         The Company may maintain insurance, at its expense, to protect itself and Participant against any expense, liability or loss, whether or not the Company would have the power to indemnify Participant against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Company may enter into contracts with Participant in furtherance of the provisions of this Agreement and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Agreement. To the extent the Company maintains an insurance policy or policies providing directors', officers' and fiduciaries liability insurance, Participant shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director, officer or fiduciary.

SECTION 5. CHANGE OF CONTROL


         (a) A "Change in Control" shall mean the occurrence of any of the following:

         (I) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than twenty percent (20%) of (1) the then-outstanding shares of common stock of the Company (or any other securities into which such shares of common stock are changed or for which such shares of common stock are exchanged) (the "Shares") or (2) the combined voting power of the Company's then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this paragraph (I), the acquisition of Shares or Voting Securities in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the Company (for purposes of this definition, a "Related Entity"), (ii) the Company or any Related Entity, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

         (II) The individuals who, as of the Effective Date, are members of the board of directors of the Company (the "Incumbent Board"), cease for any reason to constitute at least a majority of the members of the board of directors of the Company or, following a Merger (as hereinafter defined), the board of directors of (x) the corporation resulting from such Merger (the "Surviving Corporation"), if fifty percent (50%) or more of the combined voting power of the then-outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a "Parent Corporation") or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; provided, however, that, if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a


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         vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Plan, be considered a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Company (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

         (III) The consummation of:

                           (i) A merger, consolidation or reorganization (1) with or into the Company or (2) in which securities of the Company are issued (a "Merger"), unless such Merger is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a Merger in which:

                           (A) the stockholders of the Company immediately
                  before such Merger own directly or indirectly immediately following such Merger at least fifty percent (50%) of the combined voting power of the outstanding voting securities of
                  (x) the Surviving Corporation, if there is no Parent Corporation or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

                           (B) the individuals who were members of the Incumbent
                  Board immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and

                           (C) no Person other than (1) the Company, (2) any
                  Related Entity, or (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or (4) any Person who, immediately prior to the Merger had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Shares or Voting Securities, has Beneficial Ownership, directly or indirectly, of twenty percent (20%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;

                           (ii) A complete liquidation or dissolution of the Company; or

                           (iii) The sale or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity, (y) a transfer under conditions that would constitute a Non-Control Transaction, with the disposition of assets being regarded as a Merger for this


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         purpose or (z) the distribution to the Company's stockholders of the stock of a Related Entity or any other assets).

         Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons; provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company and, after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         (b) Change in Control of the Company. The Company agrees that if there is a Change in Control of the Company, then with respect to all matters thereafter arising concerning the rights of Participant to indemnity payments and expense advances under this Agreement, any other agreements, the Restated Certificate of Incorporation or the By-laws now or hereafter in effect relating to a proceeding, the Company shall seek legal advice only from special independent counsel selected by Participant and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company (other than in connection with such matters) or Participant. In the event that Participant and the Company are unable to agree on the selection of the special independent counsel, such special independent counsel shall be selected by lot from among at least five law firms in New York City, New York or Houston, Texas selected by Participant, each having no less than 50 partners. Such selection shall be made in the presence of Participant (and his legal counsel or either of them, as Participant may elect). Such special independent counsel, among other things, shall determine whether and to what extent the Participant would be permitted to be indemnified under applicable law and shall render its written opinion to the Company and Participant to such effect.

         The Company agrees to pay the reasonable fees of the special independent counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

SECTION 6. NO MODIFICATION

         No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver to this agreement shall be in writing.


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SECTION 7. SUBROGATION

         In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Participant, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

SECTION 8. NO DUPLICATION OF PAYMENTS

         The Company shall not be liable under this Agreement to make any payment in connection with any proceeding against Participant to the extent Participant has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

SECTION 9. NOTIFICATION AND DEFENSE OF PROCEEDINGS

         Participant agrees that he will use all reasonable efforts to notify the Company promptly after receipt by Participant of notice of the commencement of any proceeding if he anticipates that a request for indemnification in respect thereof is to be made against the Company under this Agreement; but failure to so notify the Company will not relieve the Company from any indemnification or other obligation or liability which it may have to Participant. With respect to any such proceeding as to which Participant notifies the Company of the commencement thereof:

         (a) the Company will be entitled to participate therein at its own expense; and

         (b) except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Participant. After notice from the Company to Participant of its election to assume the defense thereof, the Company will not be liable to Participant under this Agreement for any legal or other expenses subsequently incurred by Participant in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Participant shall have the right to employ its counsel in such proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Participant unless (i) the employment of counsel by Participant has been authorized by the Company, (ii) Participant shall have reasonably concluded that there may be a conflict of interest between the Company and Participant in the conduct of the defense of such proceeding or
(iii) the Company shall not in fact have employed counsel to assume the defense of such proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Company or as to which Participant shall have made the conclusion provided for in clause
(ii) of this subsection 9(b).

         (c) The Company shall not be liable to indemnify Participant under this Agreement for any amounts paid in settlement of any proceeding effected by Participant without the Company's prior written consent. The Company shall not settle any proceeding in any manner which would impose any penalty or limitation on Participant without Participant's prior written


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consent. Neither the Company nor Participant will unreasonably withhold their consent to any proposed settlement.

SECTION 10. NO PRESUMPTIONS

         For purposes of this Agreement, the termination of any proceeding against Participant by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Participant did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Company to have made a determination as to whether Participant has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company that Participant has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Participant to secure a judicial determination that Participant should be indemnified under applicable law shall be a defense to Participant's claim for indemnification or create a presumption that Participant has not met any particular standard of conduct or did not have any particular belief.

SECTION 11. ACKNOWLEDGMENT OF RELIANCE

         The Company acknowledges that Participant is relying on this Agreement and the promises and agreements of the Company herein in continuing his service as an Officer and/or a Fiduciary and in agreeing to undertake and in undertaking his responsibilities, duties and services to and for the Company in connection therewith.

SECTION 12. MISCELLANEOUS

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.

         Executed as an instrument under seal as of the day and year first above written.


                                    EL PASO CORPORATION


                                    By:
                                       -----------------------------------------
                                    Name:  Douglas L. Foshee
                                    Title: President & Chief Executive Officer
                                    Hereunto duly authorized


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                                   SCHEDULE A


              OFFICER AND PLAN FIDUCIARY INDEMNIFICATION AGREEMENTS


1. Officers

   a. Douglas L. Foshee

   b. Robert W. Baker

   c. Jeffrey I. Beason

   d. Susan B. Ortenstone

   e. D. Dwight Scott

   f. John W. Somerhalder II

   g. Lisa A. Stewart

2. Plan Fiduciaries - Plan fiduciaries who are not officers listed above.